UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/16/2011

CDI Corp.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-05519

Pennsylvania	23-2394430
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1717 Arch Street, 35th Floor
Philadelphia, PA 19103-2768
(Address of principal executive offices, including zip code)

(215) 569-2200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

CDI Corp. ("CDI" or the "Company") entered into an Agreement with Roger Ballou on January 10, 2011 in connection with his retirement as the President and CEO of the Company and to assist in the transition with the Company's new President and CEO. Pursuant to that Agreement, Mr. Ballou is eligible to receive a cash bonus for the first quarter of 2011 based on the reviewed financial statements of CDI for that quarter, with such bonus to be paid within 45 days after the date on which CDI files its Form 10-Q with the Securities and Exchange Commission for that quarter. On May 16, 2011, the Compensation Committee of CDI's Board of Directors approved a bonus for Mr. Ballou of $101,000. The components of this bonus were based on the CDI's revenue and pre-tax profits during the first quarter of 2011.

In connection with his pending retirement, Joseph R. Seiders has ceased serving as the Company's Senior Vice President, Chief Legal Officer and Secretary as of May 17, 2011.

Item 5.07.    Submission of Matters to a Vote of Security Holders

On May 17, 2011, CDI held its 2011 Annual Meeting of Shareholders. A total of 18,010,621 shares of common stock were voted in person or by proxy, representing 94.25 percent of the shares entitled to vote. Below are the final voting results on proposals considered and voted upon at the meeting, all of which are described in the CDI's 2011 Proxy Statement.
1. Election of Directors - The 8 nominees listed below were elected to serve on the Board of Directors for the ensuing year. There were 732,748 broker non-votes in connection with the election of directors.
Director               For          Withheld
Paulett Eberhart    16,851,348      426,525
Michael J. Emmi      15,517,784    1,760,089
Walter R. Garrison   12,220,085    5,057,788
Lawrence C. Karlson 15,517,839    1,760,034
Ronald J. Kozich    15,761,117    1,516,756
Anna M. Seal         15,761,745    1,516,128
Albert E. Smith      15,757,875    1,519,998
Barton J. Winokur    15,018,121    2,259,752

2. Advisory Vote on Executive Compensation - 17,082,847 votes FOR, 60,581 votes AGAINST, 134,445 votes abstaining, and 732,748 broker non-votes. This proposal was approved.

3. Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation - 9,554,847 votes for ONE YEAR, 1,974,514 votes for TWO YEARS, 1,266,761 votes for THREE YEARS, 4,481,751 votes abstaining, and 732,748 broker non-votes. Consistent with the recommendation by the CDI Board of Directors, an annual vote was recommended by shareholders. For that reason, CDI will hold annual advisory votes on executive compensation until the next required vote on the frequency of shareholder votes on executive compensation.

4. Proposal to Approve the 2011 CEO Cash Bonus Plan - 16,901,376 votes FOR, 373,197 votes AGAINST, 3,300 votes abstaining, and 732,748 broker non-votes. This proposal was approved.

5. Proposal to Approve an Amendment to the Stock Purchase Plan for Management Employees and Non-Employee Directors - 17,082,236 votes FOR, 191,593 votes AGAINST, 4,044 votes abstaining, and 732,748 broker non-votes. This proposal was approved.

6. Proposal to Ratify the Appointment of KPMG LLP as CDI's Independent Registered Public Accounting Firm for 2011 - 17,710,050 votes FOR, 294,075 votes AGAINST and 6,496 votes abstaining. This proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDI Corp.

Date: May 18, 2011	By:	/s/ Brian D. Short
Brian D. Short
Senior Vice President, Chief Administrative Officer and General Counsel